UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                  SCHEDULE 14A


          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed  by  the  Registrant     X   Filed  by  a  party other than the Registrant
                              ---

Check  the  appropriate  box:
     Preliminary  Proxy  Statement
---
     CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE --- 14A-6(E)(2))
 X   Definitive  Proxy  Statement
---
     Definitive  Additional  Materials
---
     Soliciting  Material  Pursuant  to  '240.14a-12
---
                                U.S. ENERGY CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

 X      No  fee  required.
---
     Fee  computed  on  table below per Exchange Act Rules 14a-6(I)(1) and 0-11.
---
     1)   Title of  each  class  of  securities  to  which  transaction applies:
     2)   Aggregate  number  of  securities  to  which  transaction  applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed  maximum  aggregate  value  of  transaction:
     5)   Total  fee  paid:

                                U.S. ENERGY CORP.
                    MINERALS PLAZA, GLEN L. LARSEN BUILDING
                               877 NORTH 8TH WEST
                            RIVERTON, WYOMING 82501
                            -------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            -------------------------
We  are  pleased  to  give  you  notice  of  our Annual Meeting of Shareholders:

Date:     Tuesday,  June  15,  2004

Time:     10:00  AM  MDT

Place:    877  North  8th  West,  Riverton,  Wyoming  82501

Purpose: - Elect two directors to serve until the third succeeding annual meeting of shareholders, and until their successors have been duly elected or appointed and qualified;

               - Amend the 2001 Incentive Stock Option Plan to increase the number of shares authorized for issue on exercise of options to always be a number equal to 20% of the issued and outstanding shares of common stock;

               -  Ratify  appointment  of  the  independent  auditor;  and

               - Transact any other business that may properly come before the meeting.

Record Date:   April  16, 2004.  The stock transfer books will not be closed.

     YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. We appreciate your cooperation.

                                        By  Order  of  the  Board  of  Directors



Dated:  May  21,  2004                  Daniel  P.  Svilar,  Secretary

INFORMATION  ABOUT  ATTENDING  THE  ANNUAL  MEETING

     Only shareholders of record on April 16, 2004 may vote at the meeting. Only shareholders of record, and beneficial owners on the record date, may attend the meeting. If you plan to attend the meeting, please bring personal identification and proof of ownership if your shares are held in "street name" (i.e., your shares are held of record by brokers, banks or other institutions). Proof of ownership means a letter or statement from your broker showing your ownership of shares on the record date.

     A list of shareholders entitled to vote at the meeting will be available for inspection by any record shareholder at the Company's principal executive offices in Riverton, Wyoming. The inspection period begins two days after the date this Notice is mailed and ends at the conclusion of the meeting.

                                U.S. ENERGY CORP.

                    MINERALS PLAZA, GLEN L. LARSEN BUILDING
                               877 NORTH 8TH WEST
                            RIVERTON, WYOMING 82501

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            ON TUESDAY, JUNE 15, 2004

     The Annual Report to Shareholders for the fiscal year ended December 31, 2003, is mailed to shareholders together with these proxy materials on or about May 21, 2004. The proxy materials consist of this proxy statement and notice of annual meeting, the Annual Report, and the Audit Committee Certification, and the Nominating Committee Charter.

     This proxy statement is provided in connection with a solicitation of proxies by the board of directors of U.S. Energy Corp. for use at the annual meeting of shareholders (the "meeting") to be held on Tuesday, June 15, 2004 and at any adjournments of the meeting.

WHO  CAN  VOTE

     If you held any shares of common stock on the record date (April 16, 2004), then you will be entitled to vote at the meeting. If you held stock in your own name, you may vote directly. If you owned stock beneficially but in the record name (street name) of an institution, you may instruct the record holder how to vote when the record holder contacts you about voting and gives you the proxy materials.

COMMON  STOCK  OUTSTANDING  ON  THE  RECORD  DATE:   13,658,645  SHARES

QUORUM  AND  VOTING  RIGHTS

     A quorum for the meeting will exist if a majority of the voting power of the shareholders is present at the meeting, in person or represented by properly executed proxy delivered to us prior to the meeting. Shares of common stock present at the meeting that abstain from voting, or that are the subject of broker non-votes, will be counted as present for determining a quorum. A broker non-vote occurs when a nominee holding stock in street name or otherwise for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

     You are entitled to one vote for each share of U.S. Energy Corp. common stock you hold, except that in the election of directors you may cumulate your votes. Cumulative voting generally allows each holder of shares of common stock to multiply the number of shares owned by the number of directors being elected, and to distribute the resulting number of votes among nominees in any proportion that the holder chooses. Nominees in number equal to the seats to be filled, who receive a plurality of votes cast, are elected. If you abstain from voting, your shares will not be counted for or against any director.

     The proposal to amend the 2001 Incentive Stock Option Plan, and the proposal to ratify management's appointment of independent auditors, each will be approved if the number of votes cast in favor exceed the number of votes opposed for each proposal, in accordance with Wyoming law.

     Any other matter which properly comes before the meeting would be approved if the number of votes cast in favor exceed the number of votes opposed, unless Wyoming law requires a different approval ratio.

     Abstentions and broker non-votes will have no effect on the election of directors. Abstentions as to all other matters which properly may come before the meeting will be counted as votes against those matters. Broker non-votes as to all other matters will not be counted as votes for or against, and will not be included in calculating the number of votes necessary for approval of these matters.

HOW  YOUR  PROXY  WILL  BE  VOTED;  RECOMMENDATION  OF  THE  BOARD

     The board of directors is soliciting a proxy in the enclosed form to provide you with the opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend in person.

     The board of directors recommends you vote in favor of the nominees for directors, in favor of amending the 2001 Incentive Stock Option Plan, and in favor of ratifying management's re-appointment of the audit firm.

GRANTING  YOUR  PROXY

     If you sign properly and return the enclosed form of proxy, your shares will be voted as you specify. If you make no specifications, your proxy will be voted in favor of all proposals.

     We expect no matters to be presented for action at the meeting other than the items described in this proxy statement. However, as permitted by SEC rule 14a-4(c), the enclosed proxy will confer discretionary authority with respect to any other matter that may properly come before the meeting, including any matter of which we did not have notice at least 45 days before the date of mailing proxy materials for last year's meeting. The persons named as proxies intend to vote in accordance with their judgment on any matters that may properly come before the meeting.

REVOKING  YOUR  PROXY

     If you submit a proxy, you may revoke it later or submit a revised proxy at any time before it is voted. You also may attend the meeting in person and vote by ballot, which would cancel any proxy you previously submitted.

PROXY  SOLICITATION

     We will pay all expenses of soliciting proxies for the meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and we will reimburse them for their reasonable expenses. We have not hired a solicitation firm for the meeting. Our employees and directors will solicit proxies by telephone or other means, if necessary; these people will not be paid for these services.

REQUIREMENT  AND  DEADLINES  FOR  SHAREHOLDERS  TO  SUBMIT  PROXY  PROPOSALS

     Generally, we hold the annual meeting on the first Friday of each June. Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our Annual Meeting of Shareholders to be held in June 2005, the proposal must be received by us in writing at least 150 calendar days in advance of the meeting date (which would be approximately 120 days in advance of the mailing date), at U.S. Energy Corp., 877 North 8th West, Riverton, Wyoming 82501; Attention: Daniel P. Svilar, Secretary.

CORPORATE GOVERNANCE, AUDIT COMMITTEE, COMPENSATION COMMITTEE, AND NOMINATING COMMITTEE

     MEETINGS OF THE BOARD. The board of directors, which held eleven formal meetings in 2003, has primary responsibility for directing management of the business. The board currently consists of seven members. All members attended at least nine of the meetings. The board conferred informally on several other occasions during the fiscal year. From time to time the directors also approve various matters by consent minutes without conducting formal meetings.

     ATTENDANCE BY DIRECTORS AT ANNUAL MEETINGS. Although most of the directors attend annual meetings of shareholders, we do not require such attendance. One director attended the annual meeting in June 2003, but five members were available by telephone. The directors attended the regular meeting of the board of directors following the 2003 annual meeting.

     COMMUNICATIONS FROM SECURITY HOLDERS TO THE BOARD OF DIRECTORS. Security holders may send communications to the board of directors, by addressing their communications to Keith G. Larsen, President and a director, or John L. Larsen, Chief Executive Office and a director, at 877 N. 8th W., Riverton, Wyoming 82501. The independent directors have established a process for collecting and organizing communications from security holders. Pursuant to this process, Keith and John Larsen will determine which of the communications address matters of substance and which should be considered by all directors, and will send those communications to all the directors for their consideration.

     AUDIT COMMITTEE. To provide effective direction and review of fiscal matters, the board has established an audit committee. The audit committee has the responsibility of reviewing our financial statements, exercising general oversight of the integrity and reliability of our accounting and financial reporting practices, and monitoring the effectiveness of our internal control systems. The audit committee also recommends selection of an auditing firm and exercises general oversight of the activities of our independent auditors, principal financial and accounting officers and employees and related matters. The members of the audit committee are Don Anderson, H. Russell Fraser, and Mike Anderson, all of whom are independent directors under criteria established by rule 4200(a)(15) adopted by the National Association of Securities Dealers, Inc. ("NASD"). Mike Anderson was appointed to the audit committee in April 2003, replacing Nick Bebout who resigned from the audit commitee.

     The board of directors has determined that Mike Anderson is an audit committee financial expert as defined in rule 401(h) of the SEC's regulation S-K.

     The audit committee has reviewed our financial statements for the twelve months ended December 31, 2003 and discussed them with management. The committee also discussed with the independent audit firm the various matters required to be so discussed in SAS 63 (Codification of Statements on Auditing Standards, AU
380). The committee received the written disclosure and the letter from the independent audit firm as required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee), and the committee discussed with the audit firm their independence. Based on the foregoing, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the twelve months ended December 31, 2003, which was filed with the Securities and Exchange Commission on March 30, 2004.

     The audit committee has adopted a written charter, a copy of which was included in the proxy statement for the June 2003 Annual Meeting (a copy will be next included with proxy materials for the 2006 Annual Meeting).

     COMPENSATION COMMITTEE. The Company has a compensation committee, whose members were Nick Bebout, Harold F. Herron, and H. Russell Fraser. Recently, Mr. Herron resigned so that this committee would be comprised of directors who are independent under criteria established by the NASD. This committee met formally on one occasion during the twelve months ended December 31, 2003, and discussed compensation matters informally several times throughout the fiscal year.

     The compensation committee reviews and recommends to the board of directors compensation packages for the officers of U.S. Energy Corp. and subsidiaries (but not Crested Corp. which has its own compensation committee). The committee takes into account the need for different types of executives (administrative, financial, engineering, etc.), and the pay arrangements which corporations of similar size have adopted in our industry on both the national and local levels. Items considered include the experience of and contribution made (or to be made for new hires or promotions) by each person, and the methods of paying them (principally salary and stock options). In addition, the compensation committee reviews and recommends to the board of directors the granting of stock options to non-executive employees.

     Compensation packages for the executive officers are approved by vote of the independent directors.

     EXECUTIVE COMMITTEE. The executive committee members are Keith G. Larsen, John L. Larsen, Harold F. Herron, Nick Bebout and H. Russell Fraser. This committee helps implement the board of directors' overall directives as necessary. This committee usually does not conduct formal meetings (none were held in 2003).

     NOMINATING COMMITTEE AND NOMINATING PROCESS. When needed as determined by the board of directors, the nominating committee considers and recommends to the board of directors individuals who may be suitable to be nominated to serve as directors. H. Russell Fraser and Don Anderson are the nominating committee members; they are independent under criteria established by the NASD.

     The nominating committee has adopted a written charter regarding the Company's director nomination process. This charter is not available on the company's website, but is included with this proxy statement. Copies also are available on request (without charge) addressed to Daniel P. Svilar, Secretary, U.S. Energy Corp., 877 North 8th West, Riverton, Wyoming 82501.

     Pursuant to its charter, the nominating committee has adopted a policy for consideration of any director candidates recommended by security holders, and may (or may not) recommend to the board of directors that candidate(s) be put on an Annual Meeting election slate and identified in the Company's proxy statement, if:

   * At least 150 calendar days before the meeting date, the security holder requests in writing that the nominating committee consider an individual for inclusion as a director nominee in the next proxy statement for an Annual Meeting. The security holder must identify the individual and provide background information about the individual sufficient for the committee to evaluate the suggested nominee's credentials. Such requests should be addressed to Keith G. Larsen, President, or John L. Larsen, Chief Executive Officer, who will forward the requests to the nominating committee.

  *       The  candidate  meets  certain  specific  minimum  qualifications:
          Substantial experience in top or mid-level management (or serving as a director) of public mineral exploration companies, with particular emphasis on understanding and evaluating mineral properties for either financing, exploration and development, or joint venturing with industry partners; contacts with mining or oil and gas industry companies to develop strategic partnerships or investments with the

          Company; and the ability to understand and analyze complex financial statements. A security holder-recommended candidate also will have to possess a good business and personal background, which the nominating committee will independently verify. These same categories of qualifications will be used by the nominating committee in considering any nominee candidate, whether recommended by a security holder, an officer, or another director.

  * Although all security holder-recommended candidates, and all candidates recommended by another director or by an officer, will be evaluated by the nominating committee in good faith, the full board of directors, by majority vote, will make the final decision whether to include an individual on an Annual Meeting election slate and identified in the proxy statement for that Annual Meeting.

  * For the 2004 Annual Meeting, or for the next Annual Meeting, the nominating committee has not received a request from any security holder for consideration of a nominee candidate.

     Both of the current director nominees for election at the 2004 Annual Meeting are incumbent directors standing for re-election, except for Mike Anderson, who was appointed by the board of directors in April 2003 to fill a vacancy.

     MANAGEMENT COST APPORTIONMENT COMMITTEE, established by USE and Crested in 1982, reviews the apportionment of costs between USE and Crested. John L. Larsen and Robert Scott Lorimer are members of this committee.

              PRINCIPAL HOLDERS OF VOTING SECURITIES OF THE COMPANY

     The following is a list of all record holders who, as of the record date for this Annual Meeting, beneficially owned more than 5% of the outstanding shares of common stock, and the outstanding common stock beneficially held by each director and nominee, and by all officers and directors as a group, as reported in filings with the SEC, or as otherwise known to us. This list includes shares held by Mark J. Larsen, an officer and director of a subsidiary, but not an officer or director of the Company. Except as otherwise noted, each holder exercises the sole voting and dispositive powers over the shares listed opposite the holder's name, excluding the shares subject to forfeiture and those held in ESOP accounts established for the employee's benefit. Dispositive powers over the forfeitable shares held by employees who are not officers and a non-employee director ("Forfeitable Shares") are shared by the Company's board of directors. Voting and dispositive powers over forfeitable shares held by the Company's five executive officers ("Officers' Forfeitable Shares") are shared by the Company's non-employee directors (Messrs. Don Anderson, Mike Anderson, Bebout and Fraser). The ESOP Trustees (John L. Larsen and Harold F. Herron) exercise voting powers over non-allocated ESOP shares and dispositive powers over all ESOP shares. It should be noted that voting and dispositive powers over certain shares are shared by one or more of the listed holders. Such securities are reported opposite each holder having a shared interest therein.


                             Amount  and  Nature  of  Beneficial  Ownership
                             ----------------------------------------------
Name  and  address            Voting  Rights      Dispositive  Rights          Total           Percent
                            ------------------    -------------------
of beneficial owner          Sole      Shared      Sole      Shared    Beneficial Ownership  of Class(1)
-------------------------  ---------  ---------  ---------  ---------  --------------------  -----------
John L. Larsen*(2)           926,594  1,011,076    926,594  1,379,776         2,428,890            17.8%
201 Hill Street
Riverton, WY 82501

Keith G. Larsen*(3)          670,960    820,415    628,174    835,595         1,492,695            10.9%
4045 Valley Green Circle
Riverton, WY 82501

Harold F. Herron*(4)         253,674    973,226    235,625  1,337,426         1,607,870            11.8%
877 N. 8th W.
Riverton, WY 82501

Don C. Anderson*(5)           89,807    420,720     89,807    443,400           533,207             3.9%
P. O. Box 680
Midway, UT 84049

Nick Bebout*(6)               76,858    428,220     76,858    450,900           527,758             3.9%
4424 Skylane Drive
Riverton, WY 82501

H. Russell Fraser*(7)         68,252    422,020     68,252    444,700           512,952             3.8%
3453 Southfork Road
Cody, WY 82414

Michael T. Anderson*(8)          -0-    420,720        -0-    443,400           443,400             3.2%
933 Main Street
Lander, WY 82520

Daniel P. Svilar**(9)        501,147    818,915    501,147    817,915         1,431,742            10.5%
580 S. Indiana Street
Hudson, WY 82515

R. Scott Lorimer**(10)       469,963    812,915    418,906    812,915         1,357,998            10.2%
11 Korrel Court
Riverton, WY 82501

Mark J. Larsen**(11)         317,488      4,600    286,184        -0-           317,488             2.3%
513 Westchester Circle
Riverton, WY  82501

All officers and
directors as a group
(ten persons)(12)          3,374,743  1,463,196  3,231,547  1,814,296         5,189,039            38.0%

----------------

     *   Director
     ** Officer (Mr. Mark Larsen is president of the Company's majority-owned subsidiary Rocky Mountain Gas, Inc., but not an officer of the Company).

     (1) Percent of class is computed by dividing the number of shares beneficially owned plus any options held by the reporting person, by the number of shares outstanding plus the shares underlying options held by that person.

     (2) Mr. John L. Larsen exercises sole voting powers over 275,511 directly owned shares, 106,000 shares held in joint tenancy with his wife, 500 shares held in a street name account for his benefit, 50,683 shares held in an Individual Retirement Account ("IRA") established for his benefit, and 493,900 shares underlying options. The directly owned shares include 27,500 shares gifted  to  his  wife,  that  have  remained in Mr. Larsen's name.  He exercises shared voting rights over 42,350 shares held directly by his wife, 155,811 shares held by the ESOP, which have not been allocated to accounts established for specific beneficiaries, and shares held by corporations of which Mr. Larsen is a director consisting of 512,359 shares held by Crested Corp. ("Crested"), 125,556 shares held by Plateau Resources Limited ("Plateau"), and 175,000 shares held by Sutter Gold Mining Company ("SGMC"). Mr. Larsen shares the voting rights over such shares with the other directors of those corporations. Mr. Larsen shares voting powers over the unallocated ESOP shares in his capacity as an ESOP Trustee with the other ESOP Trustees. Shares over which sole dispositive rights are exercised consist of 275,511 directly owned shares, 106,000 joint tenancy shares, 500 shares held in street name, 50,683 shares held in his IRA, and the 493,900 shares underlying options. The directly owned shares include 27,500 shares gifted to his wife, that have remained in Mr.
Larsen's name. Shared dispositive powers are exercised over 42,350 shares directly held by wife, 501,831 shares held by the ESOP, 22,680 Forfeitable Shares, 512,359 shares held by Crested, 125,556 shares held by Plateau and 175,000 shares held by SGMC. The shares listed under "Total Beneficial Ownership" also include 145,200 Officers' Forfeitable Shares.

     (3) Mr. Keith Larsen exercises sole voting rights over 26,774 directly held shares, 7,500 shares as custodian over shares held for his minor children under the Wyoming Uniform Transfers to Minors Act (the "Custodial Shares"), 42,786 shares held in an ESOP account established for his benefit, 593,900 shares underlying options. He exercises shared voting rights over 7,500 shares held directly by his minor children and shares held by corporations of which Mr. Larsen is a director consisting of 512,359 shares held by Crested, 125,556 shares held by Plateau, and 175,000 shares held by Sutter. Mr. Larsen shares the voting rights over such shares with the other directors of those corporations. Mr. Keith Larsen exercises sole dispositive rights over 26,774 directly held shares, 7,500 Custodial shares, and 593,900 shares underlying options. He exercises shared dispositive rights over 22,680 Forfeitable Shares 512,359 shares held by Crested, 125,556 shares held by Plateau and 175,000 shares held by SGMC. The shares listed under "Total Beneficial Ownership" also include 8,820 Officers' Forfeitable Shares.

     (4) Mr. Herron exercises sole voting powers over 50,425 directly owned shares, 11,000 shares held in an IRA established for his benefit, 4,500 Custodial Shares, 169,700 shares underlying options, and 18,049 shares held in the ESOP account established for his benefit. Shared voting powers are exercised over 4,500 Custodial shares, 155,811 shares held by the ESOP which have not been allocated to accounts established for specific beneficiaries, 512,359 shares held by Crested, 125,556 shares held by Plateau, and 175,000 shares held by Sutter. Sole dispositive powers are exercised over 50,425 directly held shares, 11,000 shares held in his IRA, 4,500 Custodial Shares and 169,700 shares underlying options. Mr. Herron exercises shared dispositive rights over 501,831 shares held by the ESOP, 512,359 shares held by Crested, 125,556 shares held by Plateau and 175,000 shares held by SGMC, and 22,680 Forfeitable Shares. Mr. Herron exercises shared dispositive and voting powers over the shares held by Crested, Sutter and Plateau as a director of those companies with the other directors of those companies and over the ESOP shares in his capacity as an

ESOP Trustee with the other ESOP Trustees. The shares listed under "Total Beneficial Ownership" also include 39,450 Officers' Forfeitable Shares.

     (5) Mr. Don Anderson exercises sole voting powers over 34,252 directly held shares, 3,055 shares held in an IRA established for his benefit, and 52,500 shares underlying options. He exercises shared voting powers over 420,720 Officers' Forfeitable Shares. Mr. Anderson exercises dispositive power over 34,252 directly held shares, 3,055 IRA shares, and 52,500 shares underlying his options. He exercises shared dispositive powers over the 22,680 Forfeitable
Shares  and  420,720  Officers'  Forfeitable  Shares.

     (6) Mr. Bebout exercises sole voting rights over 24,308 shares held directly, 50 shares held in joint tenancy with his wife, and 52,500 shares underlying options. He exercises shared voting rights over 420,720 Officers' Forfeitable Shares, and 7,500 shares held by private companies of which he is a director and officer. Mr. Bebout exercises sole dispositive rights over 24,308 shares held directly, 50 joint tenancy shares, and 52,500 shares underlying his options. He exercises shared dispositive powers over 22,680 Forfeitable Shares, 420,720 Officers' Forfeitable Shares, and 7,500 shares held by the private companies of which he is a director and officer.

     (7) Mr. Fraser exercises sole voting rights over 10,752 directly held shares, 4,000 shares held in an IRA for his benefit, 1,000 shares held in a street name account for his benefit and 52,500 shares underlying options. He exercises shared voting rights over 1,300 shares held directly by his wife and 420,720 Officers' Forfeitable Shares. Mr. Fraser exercises sole dispositive rights over 10,752 directly held shares, 4,000 IRA shares, 1,000 held in a street name account for his benefit and 52,500 shares underlying his options. He exercises shared dispositive powers over 1,300 wife's shares, 22,680 Forfeitable Shares, and 420,720 Officers' Forfeitable Shares.

     (8) Mr. Mike Anderson exercises shared voting powers over 420,720 Officers' Forfeitable Shares. He exercises shared dispositive powers over the 22,680 Forfeitable Shares and 420,720 Officers' Forfeitable Shares.

     (9) Mr. Svilar exercises sole voting powers over 77,439 directly owned shares, 2,125 shares held in joint tenancy with his wife, 26,053 shares held in an IRA established for his benefit, 630 shares held in a street name account established for his benefit, 1,000 Custodial Shares, and 393,900 shares underlying options. He exercises shared voting over 512,359 shares held by Crested 125,556 shares held by Plateau, and 175,000 shares held by Sutter, 1,000 Custodial shares and 5,000 shares held by a private corporation of which he is a director and officer. He exercises sole dispositive power over 77,439 directly held shares, 2,125 joint tenancy shares, 26,053 IRA shares, 630 street name shares, 1,000 Custodial Shares, and 393,900 shares underlying his options. Mr. Svilar exercises shared dispositive rights over 512,359 shares held by Crested, 125,556 shares held by Plateau and 175,000 shares held by SGMC and 5,000 shares held by a private corporation of which he is a director and officer. The shares listed under "Total Beneficial Ownership" also include 112,680 Officers' Forfeitable Shares.

     (10) Mr. Lorimer exercises sole voting rights over 66,673 directly held shares, 51,057 shares held in the ESOP account established for his benefit, and 352,233 shares underlying options. He exercises shared voting over 512,359 shares held by Crested, 125,556 shares held by Plateau, and 175,000 shares held by Sutter. He exercises sole dispositive rights over 66,673 directly held shares, and 352,233 shares underlying options. Mr. Lorimer exercises shared dispositive rights over 512,359 shares held by Crested, 125,556 shares held by Plateau and 175,000 shares held by SGMC. The shares listed under "Total Beneficial Ownership" also include 75,120 Officers' Forfeitable Shares.

     (11) Mr. Mark Larsen is listed in the table because he is president of Rocky Mountain Gas, Inc. ("RMG"), a majority-owned subsidiary of the Company through which the Company conducts its primary business. He exercises sole voting over 15,554 shares held directly, 4,600 Custodial Shares, 31,304 shares held in the ESOP account established for his benefit, and 266,030 shares underlying options. He exercises shared voting rights over 4,600 Custodial shares. Mr. Larsen exercises sole dispositive rights over 15,554 shares held directly, 4,600 Custodial shares, and 266,030 shares underlying his options.

     (12) The group exercises sole voting rights over 581,688 directly held shares, 109,175 shares held in joint tenancy, 94,791 shares held in IRAs, 1,130 shares held in street name, 17,600 Custodial Shares, 143,196 ESOP shares and 2,427,163 shares underlying options. Shared voting rights are exercised over 43,650 shares held in IRA accounts for spouses, 17,600 shares held by minor children, 420,720 Officers' Forfeitable Shares, 155,811 shares held in the ESOP which are not allocated to plan participants, 512,359 shares held by Crested, 125,556 shares held by Plateau, 175,000 shares held by SGMC, and 12,500 shares held by private corporations. The sole dispositive shares consist of 581,688 directly held shares, 109,175 shares held in joint tenancy, 94,791 shares held in IRAs, 1,130 shares held in street name, 17,600 Custodial Shares, and 2,427,163 shares underlying options. The group exercises shared dispositive rights over 43,650 shares held in IRA accounts for spouses, 501,831 shares held in the ESOP, 512,359 shares held by Crested, 125,556 shares held by Plateau, 175,000 shares held by SGMC, 12,500 shares held by private corporations, 22,680 Forfeitable Shares, and 420,720 Officers' Forfeitable Shares.

     PRINCIPAL HOLDERS OF VOTING SECURITIES OF COMPANY SUBSIDIARY - CRESTED
                                      CORP.

     The following table sets forth, as of the record date for this Annual Meeting, the shares of common stock of the Company's majority-owned (71.5%) subsidiary, Crested Corp., as a group. Unless otherwise noted, the listed record holder exercises sole voting and dispositive powers, held by each director and nominee of U.S. Energy Corp., and by all officers and directors of U.S. Energy Corp., and by Mark J. Larson (an officer and director of a subsidiary) over the shares reported as beneficially owned, excluding the shares subject to forfeiture. It should be noted that voting and dispositive powers for certain shares are shared by or more of the listed holders. Such shares are reported opposite each holder having a shared interest therein, but are only included once in the shareholdings of the group presented in the table.


                                 Amount  and  Nature  of  Beneficial  Ownership
                         --------------------------------------------------------------
Name  of                    Voting  Rights    Dispositive  Rights          Total          Percent
                         -------------------  -------------------
beneficial owner          Sole      Shared     Sole      Shared    Beneficial Ownership  of Class(1)
-----------------------  -------  ----------  -------  ----------  --------------------  -----------
John L. Larsen(2)            -0-  12,184,733      -0-  12,184,733            12,184,733        71.2%

Keith G. Larsen(2)           -0-  12,184,733      -0-  12,184,733            12,184,733        71.2%

Harold F. Herron(3)        6,932  12,184,733    6,932  12,184,733            12,191,665        71.2%

Don C. Anderson(4)           -0-  12,024,733      -0-  12,024,733            12,024,733        70.2%

Nick Bebout(4)               -0-  12,024,733      -0-  12,024,733            12,024,733        70.2%

H. Russell Fraser(4)         -0-  12,024,733      -0-  12,024,733            12,024,733        70.2%

Michael T. Anderson (4)      -0-  12,024,733      -0-  12,024,733            12,024,733        70.2%

Daniel P. Svilar(5)      191,850  12,184,733  191,850  12,184,733            12,376,593        72.3%

R. Scott Lorimer(6)          -0-  12,184,733      -0-  12,184,733            12,199,733        71.3%

Mark J. Larsen               -0-         -0-      -0-         -0-                   -0-

All officers and
directors as a group
(ten persons)(7)         198,782  12,184,733  198,782  12,184,733            12,398,515        72.4%

     (1) Percent of class is computed by dividing the number of shares beneficially owned plus any options held by the reporting person, by the number of shares outstanding plus the shares underlying options held by that person.

     (2) Consists of 12,024,733 Crested shares held by the Company, 100,000 shares held by SGMC and 60,000 shares held by Plateau, with respect to which shared voting and dispositive powers are exercised as a director with the other directors of those Companies.

     (3) Consists of 6,932 directly held shares over which Mr. Herron exercises sole voting and investment powers, and the 12,024,733 Crested shares held by the Company, 100,000 held by SGMC and 60,000 shares held by Plateau, with respect to which shared voting and dispositive powers are exercised as a USE, SGMC and Plateau director with the other directors of those companies.

     (4) Consists of 12,024,733 Crested shares held by the Company which shared voting and dispositive powers are exercises as a director with the other directors of the Company.

     (5) Consists of 191,850 directly held shares, over which Mr. Svilar exercises sole voting and dispositive powers. Also includes 12,024,733 Crested shares held by the Company, 100,000 held by SGMC and 60,000 shares held by Plateau, with respect to which shared voting and dispositive powers are exercised as a USE, SGMC and Plateau directors with the other directors of those companies.

     (6) Consists of 12,024,733 Crested shares held by the Company, 100,000 held by SGMC and 60,000 shares held by Plateau. Total Beneficial Ownership includes 15,000 shares which are subject to forfeiture.

None of the company's directors exercise any voting or dispositive powers over these shares. Such powers are exercised by the Crested non-employee director.

     (7) Sole voting and dispositive rights are exercised over 198,782 directly held shares. Shared voting and dispositive rights are exercised over 12,024,733 shares held by the Company, 100,000 shares held by SGMC and 60,000 shares held by Plateau. The total beneficial ownership includes 15,000 shares held by an employee which are subject to forfeiture. None of the company's directors exercise any voting or dispositive powers over these shares. Such powers are exercised by the Crested non-employee director.

PROPOSAL  ONE  -  ELECTION  OF  DIRECTORS

     The directors are divided into three classes, each consisting of two persons so far as practicable, to be elected until the third succeeding annual meeting and until their successors have been duly elected or appointed and qualified or until death, resignation or removal. The terms of directors Harold
F. Herron and Mike Anderson expire at the June 2004 meeting and they have been nominated for re-election. Current directors are:



                               Other                    Meeting  at
Name, age and             positions with      Director   which term
designation               with the company      since   will expire
----------------------  ---------------------  -------  -----------
John L. Larsen (73)     Chairman and CEO          1966        2006
                                                             Annual
                                                            Meeting


Keith G. Larsen (45)    President and COO         1997        2006
                                                             Annual
                                                            Meeting

Harold F. Herron (51)   Senior Vice President     1989        2004
 (nominee)                                                   Annual
                                                            Meeting

Don C. Anderson (76)                              1990        2005
(continuing director)                                        Annual
                                                            Meeting

Nick Bebout (53)                                  1989        2005
 (continuing director)                                       Annual
                                                            Meeting

H. Russell Fraser (62)                            1996        2005
(continuing director)                                        Annual
                                                            Meeting

Mike Anderson (52)                                2003        2004
(nominee)                                                    Annual
                                                            Meeting

     It  is recommended that the shareholders vote for the re-election of Harold
F.  Herron  and  Mike  Anderson.

     Executive officers are elected by the board of directors at the annual directors' meeting, which follows each Annual Shareholders' Meeting, to serve until the officer's successor has been duly elected and qualified, or until death, resignation or removal.

FAMILY  RELATIONSHIPS.

     Keith G. Larsen, a director, President and COO, and Mark J. Larsen, President of Rocky Mountain Gas, Inc., are sons of John L. Larsen, Chairman, CEO and a principal shareholder. Harold F. Herron, a director and Senior Vice-President, is a former son-in-law of John L. Larsen. Nick Bebout, a director, is a nephew of Daniel P. Svilar, a principal shareholder, Secretary and General Counsel. There are no other family relationships among the executive officers or directors of the Company.

Business  Experience  and  Other  Directorships  of  Directors  and  Nominees.

     JOHN L. LARSEN has been principally employed as an officer and director of the Company and Crested Corp. for more than the past five years. Mr. Larsen is the Chairman of the Board and Chief Executive Officer. He is also the Chairman and a director of Crested, an affiliate of the Company. Crested has registered equity securities under the Securities Exchange Act of 1934 (the "Exchange
Act"). Mr. Larsen is Chief Executive Officer and Chairman of the board of directors of Plateau Resources, Limited and President and a director of Sutter Gold Mining Company, and he is a director of Rocky Mountain Gas, Inc. and Yellow Stone Fuels Corp.

     KEITH G. LARSEN has been principally employed by the Company and Crested for more than the past five years. He has been a director of the Company and its President and Chief Operating Officer since November 25, 1997. Mr. Larsen is also the Chief Executive Officer and a director of Rocky Mountain Gas, Inc. and is a director of Crested.

     HAROLD F. HERRON has been the Company's Vice-President since January 1989, and now is Senior Vice President. Mr. Herron was the President of The Brunton Company, which was a wholly-owned subsidiary until Brunton was sold in February 1996. Mr. Herron is chiepresident and a director of NWG, President and a director of Plateau, Chief Executive Officer and a director of Sutter Gold Mining Company, and a director of Rocky Mountain Gas, Inc. Mr. Herron received an M.B.A. degree from the University of Wyoming after receiving a B.S. degree in Business Administration from the University of Nebraska at Omaha.

     DON C. ANDERSON has been a Company director since May 1990. From January 1990 until mid-1993, Mr. Anderson was the Manager of the Geology Department for the Company. Mr. Anderson was Manager of Exploration and Development for Pathfinder Mines Corporation, a major domestic uranium mining and milling corporation, from 1976 until his retirement in 1988. Previously, he was Mine Manager for Pathfinder's predecessor, Utah International, Inc., from 1965 to 1976. He received a B. S. degree in geology from Brigham Young University.

     NICK BEBOUT has been director of the Company since 1989. He has been a director and President of NUCOR, Inc. ("NUCOR"), a privately-held corporation that provides exploration and development drilling services to the mineral and oil and gas industries, since 1987. Prior to that time, Mr. Bebout was Vice President of NUCOR from 1984. Mr. Bebout is also an officer, director and owner of other privately-held entities involved in the resources industry.

     H. RUSSELL FRASER has been a director of the Company since 1996 and a director of Rocky Mountain Gas, Inc. since 1999. He is past President and director of American Capital, Inc., the first "A" rated financial guarantee company in New York, New York. Mr. Fraser was chairman of the board and chief executive officer of Fitch Investors Services, L.P. for more than the past five years. Fitch Investors Services, L.P., New York, New York, is a nationwide stock and bond rating and information distribution company. From 1980-1989, Mr. Fraser served as president and chief executive officer of AMBAC, the oldest municipal bond issuer in the United States.

     Before joining AMBAC, Mr. Fraser was senior vice president and director of fixed-income research at PaineWebber, Inc. While a member of the board of directors at PaineWebber, Mr. Fraser participated in both the corporate and public finance departments and headed PaineWebber's trading and sales for all corporate bond products. Previously, he managed corporate ratings at Standard & Poor's, supervising research analysis of corporate bonds, preferred stock, and commercial paper. Mr. Fraser holds a B.S. in finance and economics from the University of Arizona. He is a member of the Municipal Analysts Group of New York and founder of the Fixed Income Analysts Society.

     MICHAEL THOMAS ANDERSON was appointed to the board of directors on May 23, 2003. Mr. Anderson has run his own accounting and consulting practice since 1993. Prior to that, he was chief financial officer for an operating unit of a Fortune 500 company for eight years. From 1977 to 1985, Mr. Anderson worked in public accounting. He is a member of the AICPA and The Wyoming Society of CPAs. Mr. Anderson holds a B.S. degree in accounting from Brigham Young University.

FILING  OF  REPORTS  UNDER  SECTION  16(A)

     The Company has reviewed reports on Forms 3, 4 and 5 of ownership of common stock in the Company, which have been filed with the SEC in 2003 under Section 16(a) of the Exchange Act in 2003, and has received written representations from the filing persons. Based solely upon review of the reports and representations, six officers or directors reported transactions late: John L. Larsen (3); Keith
G. Larsen (5); Harold F. Herron (5); Don Anderson (2); Daniel P. Svilar (1), and
R.  Scott  Lorimer(1).  We  know  of  no  other  untimely  filings.

INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS, AND AN EXECUTIVE OFFICER AND DIRECTOR OF A SUBSIDIARY

     The following information is provided pursuant to Item 401 of Reg. S-K, regarding the executive officers of the Company who are not also directors.

     DANIEL P. SVILAR, age 75, has been General Counsel for USE and Crested for more than the past five years. He also is Secretary and a director of Crested, and Secretary of USE. His positions of General Counsel to, and as officers of the companies, are at the will of the board of directors. There are no understandings between Mr. Svilar and any other person pursuant to which he was named as officer or General Counsel. He has no family relationships with any of the other executive officers or directors of USE or Crested, except his nephew Nick Bebout is a USE director. During the past five years, Mr. Svilar has not been involved in any Reg. S-K Item 401(f) proceeding.

     ROBERT SCOTT LORIMER, age 53, has been Chief Accounting Officer, Chief Financial Officer and Treasurer for both USE and Crested for more than the past five years. Mr. Lorimer also has been their Vice President Finance since April 1998. He serves at the will of the board of directors. There are no understandings between Mr. Lorimer and any other person, pursuant to which he was named as an officer, and he has no family relationship with any of the other executive officers or directors of USE or Crested. During the past five years, he has not been involved in any Reg. S-K Item 401(f) listed proceeding.


     MARK J. LARSEN, age 41, became the President of RMG on October 15, 2003. He was formerly the Director of Business Development for RMG and since its inception has played a lead role in each of the company's financings, acquisitions, the Carrizo partnership and the formation of Pinnacle Gas Resources, Inc. Mr. Larsen is also the Director of Business Development and Operations Manager for USE. Since 1997 he also has led the transition of USE from uranium mining to natural gas development. Mr. Larsen is the son of John L. Larsen, Chairman and CEO of U.S. Energy Corp.

EXECUTIVE  COMPENSATION

     Under a Management Agreement dated August 1, 1981, USE and Crested share certain general and administrative expenses, including compensation of the officers and directors of the companies (but excluding directors' fees) which have been paid through the USECC Joint Venture ("USECC"). Substantially all the work efforts of the officers of USE and Crested are devoted to the business of both companies.

     All USECC personnel are employees of USE, in order to utilize the Company's ESOP as an employee benefit mechanism. The Company charges USECC for the direct and indirect costs of its employees for time spent on USECC matters, and USECC charges one-half of that amount to Crested and the Company.

     The following table sets forth the compensation paid to the USE Chief Executive Officer, and the four USE executive officers, and Mark J. Larsen, President of RMG, in 2001, 2002 (and the seven months ended December 31, 2002), and 2003. The Company changed its fiscal year in 2002 from the (former) period ending May 31, to the calendar fiscal year ending December 31.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid to the Chief Executive Officer USE, and those of the four most highly compensated USE executive officers and Mark J. Larsen, President of RMG, who were paid more than $100,000 cash in the (former) fiscal year ended May 31, 2002, more than $50,000 cash in the fiscal period (seven months) ended December 31, 2002, and more than $100,000 cash in the full year ended December 31, 2003. The table includes compensation paid such persons by Crested during these period for such persons' services to such subsidiaries.

                           SUMMARY COMPENSATION TABLE



                    Long  Term  Compensation
                    ------------------------
          Annual  Compensation     Awards     Payouts
          --------------------     ------     -------
(a)     (b)     (c)     (d)     (e)     (f)     (g)     (h)     (i)
                    Other
Name                                              Annual Restricted                      All Other
and                                               Compen-  Stock                  LTIP    Compen-
Principal                                         sation  Award(s)    Options/   Payouts  sation
Position               Year  Salary($)  Bonus($)    ($)     ($)        SARs(#)     ($)    ($)(1)
--------               ----  ---------  --------    ----  --------   ----------   -----  --------

John L. Larsen         2003   $174,800  $25,300(2)  $-0-  $117,200(6)      -0-    $ -0-   $22,700
  CEO and Chairman     2002*   109,500    7,500(3)   -0-          -0-   97,000(9)   -0-    11,700
                       2002    152,000   18,000(4)   -0-    78,000(7)  100,000(9)   -0-    17,000
                       2001    153,000    4,300(5)   -0-   107,000(7)  184,400(10)  -0-    15,700

Keith G. Larsen        2003   $156,000  $40,000(2)  $-0-  $ 62,000(6)       -0-   $ -0-  $ 22,700
  President and        2002*    90,000    7,200(3)   -0-         -0-    97,000(9)   -0-     9,700
  COO                  2002    152,300   17,700(4)   -0-         -0-   100,000(9)   -0-    17,000
                       2001    153,900    3,600(5)   -0-         -0-   309,400(10)  -0-    15,700

Daniel P. Svilar       2003   $149,400  $24,700(2)  $-0-  $103,400(6)         -0- $ -0-  $ 22,700
  General Counsel      2002*    86,200    6,900(3)   -0-         -0-    97,000(9)   -0-     9,300
  and Secretary        2002    149,400   17,400(4)   -0-    58,500(7)  100,000(9)   -0-    16,700
                       2001    140,400    4,000(5)   -0-    80,250(7)  121,900(10)  -0-    14,400

Harold F. Herron       2003   $106,200  $65,800(2)  $-0-  $ 89,600(6)        -0-  $ -0-  $ 22,700
  Sr. Vice President   2002*    60,500   27,800(8)   -0-         -0-    97,000(9)   -0-     8,800
                       2002     99,500   53,600(8)   -0-   39,000 (7)  100,000(9)   -0-    15,300
                       2001     96,400   40,800(8)   -0-    53,500(7)   96,900(10)  -0-    13,700

R. Scott Lorimer       2003   $135,700  $24,000(2)  $-0-  $ 89,600(6)        -0-  $ -0-  $ 22,700
  Treasurer            2002*    83,500    6,800(3)   -0-         -0-    97,000(9)   -0-     9,000
  and CFO              2002    141,000   17,000(4)   -0-   39,000 (7)  100,000(9)   -0-    15,800
                       2001    136,900    3,900(5)   -0-    53,500(7)  121,900(10)  -0-    14,100

Mark J. Larsen         2003** $120,000  $33,300(2)  $-0-  $      -0-         -0-   $-0-  $ 17,400
  President of RMG


     *    For  seven  months  June  1,  2002  to  December  31,  2002

     **   Mr.  Larsen  became President of RMG on October 15, 2003. Compensation paid to Mr. Larsen as an employee of the Company(not an officer) before that date is not included in the table.


     (1)  Dollar  values  for  ESOP  contributions.

     (2) Consists of a bonus granted to officers and employees after the conclusion of the formation of Pinnacle Gas and an additional bonus granted to officers and employees after the successful release of a portion of the cash bond for reclamation of the Shootaring Canyon uranium mill and a Christmas Bonus. Mr. Herron was instrumental in growing The Brunton Company to the level that it could be sold to a third party. For his efforts the Company granted Mr. Herron a bonus which is paid out over several years, ending in August 2004. See note (8) for data on payments prior to 2003. A break down of the bonuses paid to the officers of the Company during the year ended December 31, 2003 is as follows:



                     Pinnacle   Shootaring  Brunton   Christmas

Name                   Bonus      Bonus      Bonus     Bonus
--------------------  -------    -------    -------    ------
John L. Larsen        $10,000    $ 7,500    $          $7,800
Keith G. Larsen        25,000      7,500                7,500
Daniel P. Svilar       10,000      7,500                7,200
Harold F. Herron       10,000     12,500     36,900     6,400
Robert Scott Lorimer   10,000      7,500                6,500
Mark J. Larsen         20,000      7,500                5,800

     (3) Consists of Christmas bonus amounts granted to employees during the seven month period ended December 31, 2002.

     (4) Consists of $10,000 bonus granted to officers and employees after the conclusion of a coalbed methane gas transition, and a Christmas bonus granted to employees. The Christmas bonus amounts granted for John L. Larsen, Keith G. Larsen, Daniel P. Svilar, Harold F. Herron and Robert
     Scott Lorimer during the fiscal year ended May 31, 2002 were $8,000, $7,700, $7,400, $6,700 and $7,000, respectively.

     (5)  Consists  of  a  Christmas  bonus  paid  in  fiscal  2001.

     (6) Consists 20,000 shares issued to each Officer pursuant to the Company's 2001 Stock Compensation Plan. Under the terms of the plan each Officer is to receive 10,000 shares of the Company's common stock or some other portion as approved by the compensation committee. There were no issuances of shares under the plan during the years ended May 31, 2001 and 2002 or the seven months ended December 31, 2002. The issuance of these shares to the officers was therefore retroactive for the funding of the shares due each officer for 2002 and 2003. The Company has agreed under the terms of the plan to pay all taxes due. The officer has agreed not to sell these shares to the market or pledge them on obligations until after his
     (i) retirement; (ii) total disability or (iii) in the case of the death of the officer his estate may sell the shares of stock. Also includes shares issued under the 1996 stock award program multiplied by by $3.50 (the closing market price on the issue date for the year ending December 31,
     2003). These shares are subject to forfeiture on termination of employment, except for retirement, death or disability. If the Company were to pay a stock dividend,dividends would be paid on these shares. The shares issued to each officer were 15,774, 11,830, 7887 and 7887 shares to John L. Larsen, Daniel P. Svilar, Harold F.Herron and Robert Scott Lorimer, respectively. This is the final funding under the Company's 2001 Stock Compensation Plan.

     (7) Consists of shares issued under the 1996 stock award program multiplied by $5.35 and $3.90 (the closing market price on the issue dates for former fiscal years 2001 and 2002 respectively) These shares are subject to forfeiture on termination of employment, except for retirement, death or disability. If the Company were to pay a stock dividend, dividends would be paid on these shares. The following table lists the number of shares issued to each executive each year.




                   Number  of  Shares
                   ------------------

Name                 2001       2002
----------------    ------    ------
John L. Larsen      20,000    20,000
Keith G. Larsen        -0-       -0-
Daniel P. Svilar    15,000    15,000
Harold F. Herron    10,000    10,000
R. Scott Lorimer    10,000    10,000


     (8) Mr. Herron was instrumental in growing The Brunton Company to the level that it could be sold to a third party. For his efforts the Company granted Mr. Herron a bonus which is paid out over several years, ending in August 2004. The amount of the bonus paid was $21,200 $36,900, and $36,900 for the seven months ended December 31, 2002, and the fiscal years ended
     May 31, 2002 and 2001, respectively. The total bonus paid to Mr. Herron also includes a bonus of $6,600 for the seven months ended December 31, 2002, and $6,700 and $3,900 for fiscal years ended May 31, 2002 and 2001, respectively, and a $10,000 bonus paid in 2002 to officers and employees after the conclusion of a coalbed methane gas transaction.

     (9) Stock options granted pursuant to the Company's 2001 Incentive Stock Option Plan. See details of the options under "Grants to Executive Officers (Qualified and Nonqualified)" below.

     (10) Stock options granted pursuant to the Company's 1998 Incentive Stock Option Plan. See details of the options under "Grants to Executive Officers (Qualified and Nonqualified)" below.

EXECUTIVE  COMPENSATION  PLANS  AND  EMPLOYMENT  AGREEMENTS

     The Company has adopted a plan to pay the dependants of Messrs. J. Larsen and Svilar amounts equivalent to the salaries they are receiving at the time of their death, for a period of one year after death, and reduced amounts for up to five years thereafter. The amounts to be paid in such subsequent years have not yet been established, but would be established by the boards of directors of the Company and Crested.

     Mr. Svilar has an employment agreement with the Company and Crested, which provides for an annual salary in excess of $100,000, with the condition that Mr. Svilar pay an unspecified amount of expenses incurred by him on behalf of the Company and its affiliates. In the event Mr. Svilar's employment is involuntarily terminated, he is to receive an amount equal to the salary he was being paid at termination, for a year. If he should voluntarily terminate his employment, the Company and Crested will pay him that salary for nine months thereafter. The foregoing is in addition to Mr. Svilar's Executive Severance and Non-Compete Agreement with the Company (see below).

     In fiscal 1992, the Company signed Executive Severance and Non-Compete Agreements with Messrs. John L. Larsen, Svilar and Lorimer, providing for payment to such person upon termination of his employment with the Company, occurring within three years after a change in control of the Company, of an amount equal to (i) severance pay in an amount equal to three times the average annual compensation over the prior five taxable years ending before change in control, (ii) legal fees and expenses incurred by such persons as a result of termination, and (iii) the difference between market value of securities issuable on exercise of vested options to purchase securities in USE, and the options' exercise price. These Agreements also provide that for the three years following termination, the terminated individual will not compete with USE in most of the western United States in regards to exploration and development activities for uranium, molybdenum, silver or gold. During fiscal 2001, the Company signed similar Agreements with Keith Larsen, Mark Larsen, Richard Larsen, and Harold Herron. For such non-compete covenant, such persons will be paid monthly over a three year period an agreed amount for the value of such covenants. These Agreements are intended to benefit the Company's shareholders, by enabling such persons to negotiate with a hostile takeover offeror and assist the board of directors concerning the fairness of a takeover, without the distraction of possible tenure insecurity following a change in control. As of this proxy statement, the Company is unaware of any proposed hostile takeover.

     The Company and Crested provide all of their employees with certain forms of insurance coverage, including life and health insurance, with the exception of Messrs. John L. Larsen and Daniel P. Svilar. The Company and Crested reimburse Messrs. John Larsen and Svilar for their medicare supplement premiums.

The health insurance plan does not discriminate in favor of executive employees; life insurance of $200,000 is provided to each member of upper management (which includes all persons in the compensation table), $100,000 of such coverage is provided to middle-management employees, and $90,000 of such coverage is provided to other employees.

     EMPLOYEE STOCK OWNERSHIP PLAN ("ESOP"). An ESOP has been adopted to encourage ownership of the common stock by employees, and to provide a source of retirement income to them. The ESOP is a combination stock bonus plan and money purchase pension plan. It is expected that the ESOP will continue to invest primarily in the common stock. Messrs. J. Larsen and Herron are the trustees of the ESOP.

     Contributions to the stock bonus plan portion of the ESOP are discretionary and are limited to a maximum of 15% of the covered employees' compensation for each accounting year. Contributions to the money purchase pension portion of the ESOP are mandatory (fixed at ten percent of the compensation of covered employees for each year), are not dependent upon profits or the presence of accumulated earnings, and may be made in cash or shares of company's common stock.

     The Company made a contribution of 76,794 shares to the ESOP for the twelve months ended December 31, 2003, all of which were contributed under the money purchase pension plan. At the time the shares were contributed, the market price was $3.10 per share, for a total contribution with a market value of $236,400 (which has been funded by the Company). The Company and Crested each are responsible for one-half of that amount. 37,204 of the shares were allocated to the ESOP accounts of the executive officers of the Company and the president of Rocky Mountain Gas, Inc. Additionally, 5,166 shares were allocated to the ESOP accounts of these same individuals from ESOP shares forfeited by terminated employees who were not fully vested.

     Employee interests in the ESOP are earned pursuant to a seven year vesting schedule; after three years of service, the employee is vested to 20% of the ESOP account, and thereafter at 20% per year. Any portion which is not vested is forfeited upon termination of employment, other than by retirement, disability, or death.

     The maximum loan outstanding during the twelve months ended December 31, 2003 under a loan arrangement between the Company and the ESOP was $927,013 at December 31, 2003. Interest owed by the ESOP was not booked by the Company. Crested pays one-half of the amounts contributed to the ESOP by the Company. Because the loans are expected to be repaid by contributions to the ESOP, Crested may be considered to indirectly owe one-half of the loan amounts to the Company.

     401(K) PLAN. In first quarter 2004, the Company established a traditional qualified 401(k) plan for employees, by which the Company will match $0.50 for each $1.00 contribued by participating employees, up to an annual $3,000 per employee maximum contribution by the Company. Through March 31, 2004, the Company has contributed $3,382 to this plan. Plan eligibility and vesting rules are uniform for all employees, including executive officers of the Company.

     1998 INCENTIVE STOCK OPTION PLAN. The Company's 1998 Incentive Stock Option Plan ("1998 ISOP") reserved an aggregate of 2,750,000 shares of common stock for issuance upon exercise of options granted thereunder.

     Options expire no later than ten years from the date of grant, and upon termination of employment for cause. Subject to the ten year maximum period, upon termination, unless terminated for cause, options are exercisable for three months or in the case of retirement, disability or death, for one year.

     Options on 1,494,146 shares are outstanding. No more options will be issued under the 1998 ISOP.

     2001 INCENTIVE STOCK OPTION PLAN ("2001 ISOP"). The 2001 ISOP was approved at the 2001 Annual Meeting of Shareholders meeting, and provides for the issuance of options to purchase up to 3.0 million shares of common stock; the options are intended to qualify under section 422 of the Internal Revenue Code. Options are issued at exercise prices equal to (or for holders of 10% or more of the outstanding stock at the time, 110% of) market price on grant dates, and would vest (become exercisable) at various times as determined by the executive committee and approved by the board of directors. All options are exercisable for cash, or through other means as determined by the executive committee and approved by the board of directors, in accordance with similar plans of public companies.

     For information about options, please see the consolidated Financial Statements in the Annual Report for the twelve months ended December 31, 2003. In 2003, no options were granted, and previously granted options on 275,621 shares were exercised.

     The board of directors has approved (subject to approval by shareholders) an increase in the number of shares of common stock to be covered by the 2001 ISOP. See Proposal 2.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND TWELVE MONTHS ENDED 12/31/03 AND OPTION/SAR VALUES AT 12/31/03

     The following table shows options exercised during the twelve months ended December 31, 2003, options exercisable at December 31, 2003, and options exercisable and the dollar values for in-the-money options, at December 31, 2003 (closing market price on that date was $2.98).



     (a)                (b)              (c)              (d)           (e)            (f)
                                                                                     Value  of
                    In Twelve Months Ended 12/31/03   Number of      Number of      In-the-Money
                       ----------------------------
                       Shares                        Options/SARS   Options/SARs   Options/SARs
                      Acquired            Value       at 12/31/02    at 12/31/03    at 12/31/02
Name                on Exercise (#)    Realized($)    Exercisable    Exercisable    Exercisable
------------------  ---------------    ------------  -------------  -------------  -------------
John L. Larsen,                 -0-          -0-           34,782         34,782   $   3,652 (1)
CEO                             -0-          -0-           77,718         77,718   $  76,164 (2)
                                -0-          -0-          184,400        184,400   $ 106,952 (3)
                                -0-          -0-          100,000        100,000   $ (92,000)(4)
                                -0-          -0-           97,000         97,000   $  70,810 (5)

Keith G. Larsen                 -0-          -0-           34,782         34,782   $   3,652 (1)
President                       -0-          -0-           52,718         52,718   $  51,664 (2)
                                -0-          -0-          309,400        309,400   $ 179,452 (3)
                                -0-          -0-          100,000        100,000   $ (92,000)(4)
                                -0-          -0-           97,000         97,000   $  70,810 (5)


Harold F. Herron,               -0-          -0-           34,782         17,391   $   1,826 (1)
Sr. Vice President              -0-          -0-           40,218         20,109   $  19,707 (2)
                                -0-          -0-           67,400         33,700   $  19,546 (3)
                                -0-          -0-          100,000         50,000   $ (46,000)(4)
                                -0-          -0-           97,000         48,500   $  35,405 (5)

Daniel P. Svilar                -0-          -0-           34,782         34,782   $   3,652 (1)
Secretary                       -0-          -0-           40,218         40,218   $  39,414 (2)
                                -0-          -0-          121,900        121,900   $  70,702 (3)
                                -0-          -0-          100,000        100,000   $ (92,000)(4)
                                -0-          -0-           97,000         97,000   $  70,810 (5)

R. Scott Lorimer                -0-          -0-           34,782         34,782   $   3,652 (1)
Treasurer                       -0-          -0-           40,218         40,218   $  39,414 (2)
                                -0-          -0-           80,233         80,233   $  46,535 (3)
                                -0-          -0-          100,000        100,000   $ (92,000)(4)
                                -0-          -0-           97,000         97,000   $  70,810 (5)

Mark J. Larsen                  -0-          -0-           27,782         27,782   $   2,917 (1)
President of RMG                -0-          -0-              -0-            -0-   $     -0- (2)
                             10,000  $ 27,800 (6)          51,248         41,248   $  23,924 (3)
                                -0-          -0-          100,000        100,000   $ (92,000)(4)
                                -0-          -0-           97,000         97,000   $  70,810 (5)


--------------------

     (1) Equal to $2.98, the closing market price on December 31, 2003, less $2.00 per share option exercise price, multiplied by all shares exercisable.

     (2) Equal to $2.98, the closing market price on December 31, 2003, less $2.875 per share option exercise price, multiplied by all shares exercisable.

     (3) Equal to $2.98, the closing market price on December 31, 2003, less $2.40 per share option exercise price, multiplied by all shares exercisable.

     (4) Equal to $2.98, the closing market price on December 31, 2003, less $3.90 per share option exercise price, multiplied by all shares exercisable.

     (5) Equal to $2.98, the closing market price on December 31, 2003, less $2.25 per share option exercise price, multiplied by all shares exercisable.

     (6) Equal to $5.18, the closing market price on the date of exercise, less $2.40 per share option exercise price, multiplied by the number of options exercised. No shares acquired on exercise of these options have been sold.

     1996 STOCK AWARD PROGRAM. The Company had an annual incentive compensation arrangement for the issuance of up to 67,000 shares of common stock each year (from 1997 through 2002) to executive officers of the Company, in amounts determined each year based on earnings of the Company for the prior fiscal. A total of 392,536 shares were issued under this plan. The compensation committee did not award any shares under this plan during the seven months ended December 31, 2002; 43,378 shares were issued in 2003 to close out the program.

     One-half of the compensation expense under the Program was the responsibility of Crested.

     Each allocation of shares was issued in the name of the officer, and is earned out (vested) over 5 years, at the rate of 20% as of May 31 of each year following the date of issue. However, none of the vested shares become available to or come under the control of the officer until termination of employment by retirement, death or disability. Upon termination, the share certificates will be released to the officer; until termination, the certificates are held by the Treasurer of the Company. Voting rights are exercised over the shares by the non-employee directors of the Company; dividends or other distributions with respect to the shares will be held by the Treasurer for the benefit of the officers.

     The number of shares awarded each year out of such 67,000 shares aggregate limit was determined by the compensation committee.

     2001  STOCK  COMPENSATION  PLAN.  The  shareholders approved the 2001 Stock
Compensation  Plan  (the  "plan")  at  the  2001  Annual  Shareholders  Meeting.

     The plan has an initial term of seven years, with up to 10,000 shares of common stock to be issued in January of each year to six individuals (five officers of U.S. Energy Corp: John L. Larsen, Keith G. Larsen, Robert Scott Lorimer, Harold F. Herron, Daniel P. Svilar, and Mark J. Larsen, president and a director of Rocky Mountain Gas, Inc.). The number of shares to be issued in any year is determined by the compensation committee and approved by the independent directors, taking into account our public stock prices at the date of grant and during the prior calendar year, the Company's financial condition and business prospects, and other factors deemed appropriate. The Company pays the income taxes owed by recipients as a result of receipt of the stock.

     The stock recipients will agree not to sell or transfer such shares during their employment with the Company. As of December 31, 2003, 100,000 shares had been granted under the Plan (20,000 shares each to John L. Larsen, Keith G. Larsen, Robert Scott Lorimer, Harold F. Herron, and Daniel P. Svilar). No shares were issued under the Plan in 2001 or 2002. Mark J. Larsen will be first elibigle to receive shares under the Plan in 2005.

     The 2001 Stock Compensation Plan is now the sole mechanism for compensating management with stock, however options may be granted to management and others under the 2001 ISOP. This plan is designed to reward executives with equity, and encourage them to increase their ownership of the Company and not sell their shares in the market.

DIRECTORS'  FEES  AND  OTHER  COMPENSATION

     The Company pays non-employee directors a fee of $150 per meeting attended. All directors are reimbursed for expenses incurred with attending meetings.

     In addition, non-employee directors are compensated for services at $400 per month, payable each year by the issue of shares of USE common stock based on the closing stock market price as of January 15. In 2003, the Company issued 3,891 shares to the non-employee directors on that date (1,297 shares each to Don Anderson, H. Russell Fraser, and Nick Bebout), at $3.70 per share (market price on January 15, 2003).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     DEBT OWED BY A DIRECTOR. In the early 1990s, Harold F. Herron, an officer and director, had been living in and caring for a house owned by the Company. In fiscal 1995, Mr. Herron purchased the house for $260,000 (equal to appraised value), and was reimbursed by the Company for $22,830 of leasehold improvements he had made to the property. The Company accepted a promissory note for $112,170 of the purchase price, with 7% annual interest; a payment schedule was entered into and Mr. Herron is current in his payments on the note. This note was a nonrecourse note secured by 30,000 shares of the Company's common stock owned by Mr. Herron. At December 31, 2003, he owed $90,300 on the note. During 2003, he gave up 5,000 shares of the collateral to reduce the debt. The collateral now consists of 10,000 shares of the Company.

     FAMILY  EMPLOYMENT.  Three  of John L. Larsen's sons, one former son-in-law
(Harold F. Herron), and one grandson are employed by the Company or subsidiaries. Collectively, Mr. Larsen and these family members received $1,217,600 in total compensation for services during the twelve months ended December 31, 2003. Not included is 2003 compensation paid to two sons-in-law who ceased working for the Company or its subsidiaries ((including Peter Schoonmaker, who is now employed by Pinnacle Gas Resources, Inc., a minority-owned subsidiary).

     TRANSACTIONS INVOLVING USECC AND CRESTED. The Company and Crested conduct most activities through their equally-owned joint venture USECC. From time to time the Company and Crested advance funds to or make payments on behalf of USECC, which create intercompany debt. The party extending funds is subsequently reimbursed by the other venturer. Crested owed the Company $9,403,300 at December 31, 2003.

PROPOSAL  2.     AMEND  THE  2001  INCENTIVE  STOCK  OPTION  PLAN

     The 2001 Incentive Stock Option Plan presently has 3,000,000 shares of common stock authorized for issuance upon exercise of options. Options on 1,409,000 shares now are outstanding.

     The board of directors is proposing to increase the number of shares authorized for issue on exercise of options to always be a number equal to 20% of the issued and outstanding shares of common stock, and recommends that shareholders vote in favor of this proposal.

     Approval of this proposal by shareholders at the Annual Meeting will eliminate the need to further amend the 2001 ISOP, or adopt a new incentive stock option plan, at such time as the authorized number of shares is exhausted (or nearly exhausted) by issuance of options in the future.

     If this proposal is approved by shareholders, the number of shares available for the 2001 ISOP always will be sufficient. By way of example, at such time as there are 16,000,000 shares of common stock issued and outstanding, the number of shares available for the 2001 ISOP shares would be increased automatically to 3,520,000 shares (a 20% increase). The number of shares available for purchase on exercise of the options outstanding when an increase is made, and all the other terms of outstanding options, would not be changed. Approval of the 20% ceiling increase mechanism will not limit the number of options which can be issued under the 2001 ISOP in any one year, or the number of shares underlying options held by any employee of the Company.

PROPOSAL  3:  RATIFICATION  OF  THE  APPOINTMENT  OF  INDEPENDENT  AUDITORS

     The board of directors seeks shareholder ratification of the board's appointment of Grant Thornton LLP, certified public accountants, to act as the auditors of our financial statements for the fiscal year ending December 31, 2004. The audit committee has recommended that the board retain this auditing firm for 2004. Grant Thornton audited our financial statements for the fiscal years ended May 31, 2002 and 2001, the seven month period ended December 31, 2002, and the calendar year ended December 31, 2003. The board has not determined what action, if any, would be taken should the appointment of Grant Thornton not be ratified at the meeting.

PRINCIPAL  ACCOUNTING  FEES  AND  SERVICES

     Grant Thornton LLP billed us for services as follows for the year ended December 31, 2003, the seven months ended December 31, 2002, and the year ended May 31, 2002. Amounts and percentages reflect billings received after December 31 of those periods.


                          Year Ended       Seven Months Ended   Year Ended

                       December 31, 2003   December 31, 2002   May 31, 2002
Audit Fees(a)          $          106,600  $           90,500  $      84,300
                                      89%                 92%            90%
Audit-Related Fees(b)  $              --   $              --   $         --

Tax Fees(c)            $           12,800  $            8,000  $       9,000
                                      11%                  8%            10%
All Other Fees(d):     $              --   $              --   $         --

     (a) Includes fees for audit of the annual financial statements and review of quarterly financial information filed with the Securities and Exchange
Commission  and  service  provided  for  statutory  and  regulatory  filings.

     (b) For assurance and related services that were reasonably related to the performance of the audit or review of the financial statements, which fees are not included in the Audit Fees category. The Company had no Audit-Related Fees for the periods covered.

     (c) For tax compliance, tax advice, and tax planning services, relating to any and all federal and state tax returns as necessary for the periods covered.

     (d) For services and products provided by the principal accountant other than services included in (a) through (c) above. No such services and products in this category were provided in the periods covered.

     Our audit committee approves the terms of engagement before we engage Grant Thornton for audit and non-audit services, except as to engagements for services outside the scope of the original terms, in which instances the services have been provided pursuant to pre-approval policies and procedures, established by the audit committee. These pre-approval policies and procedures are detailed as to the category of service and the audit committee is kept informed of each service provided. These policies and procedures, and the work performed pursuant thereto, do not include any delegation to management of the audit committee's responsibilities under the Securities Exchange Act of 1934.

     The services provided for Audit-Related Fees, Tax Fees and All Other Fees were delivered pursuant to pre-approval policies and procedures established by the audit committee.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Grant Thornton LLP has audited the Company's financial statements for the twelve months ended December 31, 2003. A representative of Grant Thornton LLP will be present at the meeting in person or by telephone to respond to appropriate questions, and will be provided the opportunity to make a statement at the meeting. There have been no disagreements between the Company and Grant Thornton LLP, concerning any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which were not resolved to the satisfaction of that firm.

                            COPIES OF OUR FORM 10-K

     Promptly upon receiving a request from any shareholder, without charge we will send to the requester a copy of our Annual Report on Form 10-K for the twelve months ended December 31, 2003, with exhibits, as filed with the Securities and Exchange Commission. Please address your request to Daniel P. Svilar, Secretary, at U.S. Energy Corp., 877 North 8th West, Riverton, Wyoming 82501. You also may call or fax him at T 307.856.9271, F 307.857.3050.

                                  EXHIBIT INDEX

Exhibit  No.     Description  of  Exhibit
------------     ------------------------
    99.1         Certification  by  Audit  Committee
    99.2         Nominating  Committee  Charter

PROXY                            U.S. ENERGY CORP.                         PROXY

     KNOW ALL PERSONS: That the undersigned shareholder of U.S. Energy Corp. (the "Company") in the amount noted below, hereby constitutes and appoints Messrs. John L. Larsen and Keith G. Larsen, or either of them with full power of substitution, as attorneys and proxies, to appear, attend and vote all of the shares of stock standing in the name of the undersigned at the Annual Meeting of the Company's shareholders to be held at the Company's Offices at 877 North 8th West, Riverton, Wyoming 82501 on TUESDAY, JUNE 15, 2004 AT 10:00 A.M., local
                                     ------------------------------------
time,  or  at  any  adjournments  thereof  upon  the  following:

     THE PROXIES WILL VOTE: (1) AS YOU SPECIFY ON THIS CARD; (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR VOTE ON A MATTER LISTED ON THIS CARD, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER.

     THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE IN FAVOR OF THE DIRECTOR NOMINEES, IN FAVOR OF AMENDING THE 2001 INCENTIVE STOCK OPTION PLAN, AND IN
FAVOR  OF  RATIFYING  THE  SELECTION  OF  INDEPENDENT  AUDITORS.

     If you wish to vote on all matters as the Board of Director recommends, please sign, date and return this card. If you wish to vote on items individually, please also mark the appropriate boxes below.

     INSTRUCTION:  Mark  only  one  box  to  each  item.

1.   Election  of  Directors:

     ---     FOR  the  nominee     ---     ABSTAIN

     Michael  Anderson  ______     Harold  F.  Herron  ______


IN THE VOTING FOR DIRECTORS, YOU HAVE THE OPTION: TO VOTE FOR SOME NOMINEES(S), BUT ABSTAIN FROM VOTING FOR OTHER NOMINEE(S). TO DO SO, (1) CHECK THE FOR BOX, AND (2) DRAW A LINE THROUGH THE NAME OF THE NOMINEE(S) YOU WANT TO ABSTAIN FROM. TO ABSTAIN FROM VOTING FOR ALL NOMINEES, CHECK THE ABSTAIN BOX AND DO NOT DRAW A LINE THROUGH ANY NAME.
OR,
TO VOTE FOR NOMINEES BY CUMULATING YOUR VOTES, FOLLOW THESE STEPS: (1) CHECK THE FOR BOX; (2) MULTIPLY THE NUMBER OF SHARES YOU HOLD TIMES 2; AND (3) PRINT THE NUMBER OF VOTES YOU WANT TO CAST ON THE LINE NEXT TO THE NOMINEE(S) YOU WANT TO VOTE FOR, AND DRAW A LINE THROUGH THE NOMINEE(S) YOU DO NOT WANT TO VOTE FOR. YOU MAY CAST YOUR VOTES FOR ONE NOMINEE, OR YOU MAY DISTRIBUTE YOUR VOTES AMONG THE NOMINEES AS YOU WISH. THE TOTAL VOTES CAST MUST EQUAL THE TOTAL NUMBER OF
                                 -----
SHARES  YOU  HOLD  TIMES  2.

2. Amendment of the 2001 Incentive Stock Option Plan, to increase the number of shares authorized for issue on exercise of options to always be a number equal to 20% of the issued and outstanding shares of common stock

     --  FOR  the  amendment     --  AGAINST  the  amendment     --  ABSTAIN

3. Ratification of appointment of Grant Thornton LLP as independent auditors for the current fiscal year.

     --  FOR  the  appointment     --  AGAINST  the  appointment     --  ABSTAIN

PROXY                            U.S. ENERGY CORP.                         PROXY

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS PROVIDED ON THE REVERSE SIDE.

     Sign your name exactly as it appears on the mailing label below. It is important to return this Proxy properly signed in order to exercise your right to vote, if you do not attend in person. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer, etc., indicate your full title as such.


                                           -------------------------------------
(Sign  on this line  -  joint holders
may  sign  appropriately)


                                           --------------     ------------------
                                           (Date)             (Number of Shares)
PLEASE NOTE:  Please sign,  date  and
place  this  Proxy  in  the  enclosed
self-addressed,  postage  prepaid
envelope  and deposit  it in the mail
as soon as possible.
Please check if you are  planning  to
attend the meeting  --

If  the  address on the mailing label
Is  not  correct,  please provide the
correct  address  in  the  following
space.


-------------------------------------

-------------------------------------